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                                                                    Exhibit 10.3

                            VASTAR RESOURCES, INC.
                              FIRST AMENDMENT TO
                            VASTAR RESOURCES, INC.
                      DEFERRAL PLAN FOR OUTSIDE DIRECTORS

     Pursuant to the power of amendment reserved therein, the Vastar Resources, Inc. Deferral Plan for Outside Directors, effective June 26, 1994 (the "Plan"), is hereby amended as follows:

     1. Article I, Section 2.1, is amended in its entirety and shall now read as follows:

     "2.1 This Plan shall generally be effective as of June 26, 1994, as amended effective October 20, 1999, and shall apply to those persons who are not employees of the Company or its affiliates and who serve on the Board on or after June 26, 1994. For the purposes of this Section 2.1, and for Section 3.13, an affiliate means any person or entity that, directly or indirectly, controls, or is controlled by, or is under common control with, Vastar Resources, Inc."

     2. Article I, Section 3.13, is amended in its entirety and shall now read as follows:

     "Director means a member of the Board who is not an employee of Vastar Resources, Inc. or its affiliates (as defined in Section 2.1 of this Plan)."

     3. Except as amended hereby, the Plan remains unchanged and in full force and effect.

     Executed as of the 1st day of December, 1999, but effective as of October 20, 1999.

     ATTEST:                               VASTAR RESOURCES, INC.

          /s/  JONATHAN D. EDELFELT             /s/  JEFFREY M. BENDER
     By: ----------------------------      By: ----------------------------
           Jonathan D. Edelfelt                  Jeffrey M. Bender
           Associate Secretary                   Vice President, Human Resources